UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2016

EPIC STORES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-55511	45-5355653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20805 North 19th Avenue, #2, Phoenix, AZ		85027
(Address of principal executive offices)		(Zip Code)

(855) 636-3742
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2016, we entered into an amending agreement (the “Amending Agreement”) with our wholly-owned subsidiary, Epic Stores, LLC (the “Subsidiary”), and Epic Store Funding Corp. (the “Lender”) amending a note purchase agreement dated April 16, 2015 (the “Purchase Agreement”), pursuant to which the Subsidiary issued the Lender a convertible promissory note dated April 16, 2015 (the “Note”) in the principal amount of $200,000, which was to be repaid by the Subsidiary to the Investor on or before June 30, 2015.

Under the terms of the Purchase Agreement, the Subsidiary and the Investor agreed that they would use their commercially reasonable efforts to agree upon the price and other terms of securities of the Subsidiary into which the Lender could, at its option, convert the principal and interest of the Note and, in the event that they were unable to so agree on or prior to the June 30, 2015, the Subsidiary would pay the Lender, in addition to any other amounts due and owing under the Note, a break-up fee of $50,000 (the “Fee”). We completed the acquisition of the Subsidiary on June 24, 2015. Notwithstanding that the Subsidiary and the Lender had not agreed to conversion terms by June 30, 2015, the Fee was not paid.

Pursuant to the terms of the Amending Agreement

(a)	the maturity date for repayment of the Note was changed from June 30, 2015 to December 31, 2015;
(b)	we agreed to the pay the Lender the Fee of $50,000 on or prior to January 8, 2016, plus accrued interest at a rate of 23% per annum beginning on July 1, 2015, until the date of payment in full of the Fee and any accrued but unpaid interest thereon, which accrued interest will be payable on the last day of each calendar month with the first such payment made on December 31, 2015; and
(c)	if all amounts owing under the Note and the Fee, including all accrued but unpaid interest thereon, have not been wired to the Lender on or prior to February 2, 2016, we will be required to pay the Lender an additional $25,000 on February 2, 2016, with interest at the rate of 23% per annum to accrue with respect to such $20,000 effective as of February 2, 2016 in the event such payment is not made on February 2, 2016.

In consideration of the foregoing amendments, we agreed to issue the Lender at the time of full repayment of all amounts owing in connection with the Note:

(a)	145,000 stock purchase warrants, plus
(b)	commencing on January 8, 2016, 1,000 warrants per day until the date of repayment of all amounts owing under the Note.

Each warrant will be exercisable into one share of our common stock at a price of $1.02 per share until the date that is two years from the date of issuance.

The Lender is a U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”)) and an accredited investor (as that term is defined in Regulation D of the Securities Act), and in issuing the warrants to the Lender, we intend to rely on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above related to the creation of a direct financial obligation is responsive to this Item 2.03 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
10.1	Amending Agreement dated January 25, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2016	EPIC STORES CORP. By: /s/ Brian Davidson Brian Davidson President, Chief Executive Officer, Secretary, Treasurer and Director

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